PARTICIPATION AGREEMENT


                                      AMONG


                        VAN KAMPEN LIFE INVESTMENT TRUST,

                             VAN KAMPEN FUNDS INC.,

                        VAN KAMPEN ASSET MANAGEMENT INC.,

                                       AND

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

                                   DATED AS OF

                                NOVEMBER 1, 1999

                                TABLE OF CONTENTS


                                                                         Page

         ARTICLE I.           Fund Shares                                  4

         ARTICLE II           Representations and Warranties               6

         ARTICLE III.         Prospectuses, Reports to Shareholders
                                  and Proxy Statements; Voting             7

         ARTICLE IV.          Sales Material and Information               9

         ARTICLE V            Reserved                                    10

         ARTICLE VI.          Diversification                             10

         ARTICLE VII.         Potential Conflicts                         10

         ARTICLE VIII.        Indemnification                             12

         ARTICLE IX.          Applicable Law                              16

         ARTICLE X.           Termination                                 16

         ARTICLE XI.          Notices                                     18

         ARTICLE XII.         Foreign Tax Credits                         19

         ARTICLE XIII.        Miscellaneous                               19

         SCHEDULE A           Separate Accounts and Contracts             22

         SCHEDULE B           Participating Life Investment
                              Trust Portfolios                            23

         SCHEDULE C           Proxy Voting Procedures                     24





                             PARTICIPATION AGREEMENT


                                      Among


                        VAN KAMPEN LIFE INVESTMENT TRUST,

                             VAN KAMPEN FUNDS INC.,

                        VAN KAMPEN ASSET MANAGEMENT INC.,

                                       and

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

         THIS AGREEMENT, made and entered into as of the 1st day of November, 1999 by and among ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA (hereinafter the "Company"), a Minnesota corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and VAN KAMPEN LIFE INVESTMENT TRUST (hereinafter the "Fund"), a Delaware business trust, VAN KAMPEN FUNDS INC. (hereinafter the "Underwriter"), a Delaware corporation, and VAN KAMPEN ASSET MANAGEMENT INC. (hereinafter the "Adviser"), a Delaware corporation.

         WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products"); and

         WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products are required to enter into participation agreements with the Fund and the Underwriter (the "Participating Insurance Companies"); and

         WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available for Variable Insurance Products of Participating Insurance Companies; and

         WHEREAS, the Fund intends to offer shares of the series set forth on Schedule B (each such series hereinafter referred to as a "Portfolio") as may be amended from time to time by mutual agreement of the parties hereto, under this Agreement to the Accounts of the Company; and

         WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated September 19, 1990 (File No. 812-7552), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Annuity Product separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

         WHEREAS, the Adviser is the investment adviser of the Portfolios of the Fund; and

         WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD") and serves as principal underwriter of the shares of the Fund; and

         WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Variable Insurance Products; and

         WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Variable Insurance Products and the Underwriter is authorized to sell such shares to each such Account at net asset value.

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Underwriter and the Adviser agree as follows:


                             ARTICLE I. Fund Shares

         1.1. The Fund and the Underwriter agree to make available for purchase by the Company shares of the Portfolios and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund and Underwriter for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Houston time on the next following Business Day. Notwithstanding the foregoing, the Company shall use its best efforts to provide the Fund with notice of such orders by 9:15 a.m. Houston time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission, as set forth in the Fund's prospectus and statement of additional information. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

         1.2. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies for their Variable Insurance Products. No shares of any Portfolio will be sold to the general public.

         1.3. The Fund will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions which afford the Company substantially the same protections currently provided by Sections 2.1, 2.4, 2.9, 3.4 and Article VII of this Agreement is in effect to govern such sales.

         1.4. The Fund and the Underwriter agree to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Underwriter receives notice of such request for redemption on the next following Business Day in accordance with the timing rules described in Section 1.1.

         1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Accounts of the Company, under which amounts may be invested in the Fund are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto. The Company will give the Fund and the Underwriter sixty (60) days written notice of its intention to make available in the future, as a funding vehicle under the Contracts, any other investment company.

         1.6. The Company will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed. In the event of net purchases, the Company shall pay for Portfolio shares on the next Business Day after an order to purchase Portfolio shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. In the event of net redemptions, the Portfolio shall pay the redemption proceeds in federal funds transmitted by wire on the next Business Day after an order to redeem Portfolio shares is made in accordance with the provisions of
Section 1.4 hereof. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Portfolio to dispose of Portfolio securities or otherwise incur substantial additional costs, and if the Portfolio has determined to settle redemption transactions for all shareholders on a delayed basis, proceeds shall be wired to the Company within seven (7) days and the Portfolio shall notify in writing the person designated by the Company as the recipient for such notice of such delay by 3:00 p.m. Houston time on the same Business Day that the Company transmits the redemption order to the Portfolio.

         1.7. Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.8. The Underwriter shall use its best efforts to furnish same day notice by 6:00 p.m. Houston time (by wire or telephone, followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.9. The Underwriter shall make the net asset value per share of each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Houston time. In the event that Underwriter is unable to meet the 6:00 p.m. time stated immediately above, then Underwriter shall provide the Company with additional time to notify Underwriter of purchase or redemption orders pursuant to Sections 1.1 and 1.4, respectively, above. Such additional time shall be equal to the additional time that Underwriter takes to make the net asset values available to the Company; provided, however, that notification must be made by 10:00 a.m. Houston time on the Business Day such order is to be executed, regardless of when net asset value is made available.

         1.10. If Underwriter provides materially incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share. The determination of the materiality of any net asset value pricing error shall be based on the SEC's recommended guidelines regarding such errors. The correction of any such errors shall be made at the Company level pursuant to the SEC's recommended guidelines. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company.


                   ARTICLE II. Representations and Warranties

         2.1. The Company represents and warrants that the interests of the Accounts (the "Contracts") are or will be registered and will maintain the registration under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act; that the Contracts will be issued and sold in compliance with all applicable federal and state laws and regulations. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Minnesota Insurance Code and the regulations thereunder and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act and the regulations thereunder to serve as a segregated investment account for the Contracts. The Company shall amend its registration statement for its contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts.

         2.2. The Fund and the Underwriter represent and warrant that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act, duly authorized for issuance in accordance with the laws of the State of Delaware and sold in compliance with all applicable federal and state securities laws and regulations and that the Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required by the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

         2.3. The Fund and the Adviser represent and warrant that the Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that each will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that each will notify the Company immediately upon having a reasonable basis for believing that the Fund has ceased to so qualify or that the Fund might not so qualify in the future.

         2.4. The Company represents that each Account is and will continue to be a "segregated account" under applicable provisions of the Code and that each Contract is and will be treated as a "variable contract" under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Account or Contract has ceased to be so treated or that they might not be so treated in the future.

         2.5. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

         2.7. The Fund and the Adviser represent and warrant that the Fund is duly organized and validly existing under the laws of the State of Delaware and that the Fund does and will comply in all material respects with the 1940 Act.

         2.8. The Underwriter represents and warrants that it is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations for the Fund and the Company in compliance with the laws and regulations of its state of domicile and any applicable state and federal laws and regulations.

         2.9. The Company represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount equal to the greater of $5 million or any amount required by applicable federal or state law or regulation. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.


         ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

         3.1. The Fund shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

         3.2(a). Except as otherwise provided in this Section 3.2., all expenses of preparing, setting in type and printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of setting in type, printing and distributing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus and/or statement of additional information, the Fund shall bear the cost of typesetting to provide the Fund's prospectus and/or statement of additional information to the Company in the format in which the Fund is accustomed to formatting prospectuses and statements of additional information, respectively, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. In such event, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is the Fund's per unit cost of printing the Fund's prospectuses. The same procedures shall be followed with respect to the Fund's statement of additional information. The
Fund shall not pay any costs of typesetting, printing and distributing the Fund's prospectus and/or statement of additional information to prospective Contract owners.

         3.2(b). The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in Section 3.2(a) above) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Fund shall not pay any costs of distributing such proxy-related material, reports to shareholders, and other communications to prospective Contract owners.

         3.2(c). The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Contract owners.

         3.2(d) The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

         3.2(e) All expenses, including expenses to be borne by the Fund pursuant to Section 3.2 hereof, incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares.

         3.3. The Fund's statement of additional information shall be obtainable from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

         3.4. If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Contract Owners to whom voting privileges are required to be extended and shall:

                  (i)      solicit voting instructions from Contract owners;

                  (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

                  (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

         3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the Securities and Exchange Commission may interpret Section 16 not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.


                   ARTICLE IV. Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Fund, the Underwriter or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund, the Adviser or the Underwriter is named, at least ten Business Days prior to its use. No such material shall be used if the Fund, the Adviser, the Underwriter or their designee reasonably objects to such use within ten Business Days after receipt of such material.

         4.2. Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Fund prospectus, as such registration statement or Fund prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

         4.3. The Fund shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Fund in which the Company or its Accounts, are named at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

         4.4. Neither the Fund nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in published reports or solicitations for voting instruction for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

         4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or Contract, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

         4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

                              ARTICLE V. [RESERVED]


                           ARTICLE VI. Diversification

         6.1.  The Fund will use its best  efforts to at all times  comply  with
Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event the Fund ceases to so qualify, it will take all reasonable steps (a) to notify Company of such event and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5.


                        ARTICLE VII. Potential Conflicts

         7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         7.2. The Company will report any potential or existing material irreconcilable conflict of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

         7.3. If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

         7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

         7.5. For purposes of Sections 7.3 through 7.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 through 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

         7.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

         7.7 Each of the Company and the Adviser shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof and in the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.


                          ARTICLE VIII. Indemnification

         8.1.     Indemnification By The Company

         8.1(a). The Company agrees to indemnify and hold harmless the Fund, the Underwriter and each member of their respective Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or the Underwriter) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

               (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

               (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

         8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense thereof. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with this Agreement, the issuance or sale of the Fund shares or the Contracts, or the operation of the Fund.

         8.2.     Indemnification by Underwriter

         8.2(a). The Underwriter agrees, with respect to each Portfolio that it distributes, to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares that it distributes or the Contracts and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Underwriter by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund, the Underwriter or persons under their respective control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

               (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Underwriter; or

               (iv) arise as a result of any failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Section 8.2(b) and 8.2(c) hereof.

         8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the Contracts or the operation of each Account.


         8.3.     Indemnification by the Adviser

         8.3(a). The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Adviser or the Fund and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Fund or the Underwriter by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund, the Adviser or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund, the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

               (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished To the Company by or on behalf of the Fund or the Adviser; or

               (iv) arise as a result of any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Adviser, including without limitation any failure by the Fund to comply with the conditions of Article VI hereof.

         8.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         8.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.3(d). The Company agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Adviser.


                           ARTICLE IX. Applicable Law

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


                             ARTICLE X. Termination

         10.1. This Agreement shall continue in full force and effect until the first to occur of:

                  (a) termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

                  (b) termination by the Company by written notice to the Fund, the Adviser and the Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Fund makes available a sufficient number of shares to reasonably meet the requirements of the Account within said ten (10) day period; or

                  (c) termination by the Company by written notice to the Fund, the Adviser and the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. The terminating party shall give prompt notice to the other parties of its decision to terminate; or

                  (d) termination by the Company by written notice to the Fund, the Adviser and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

                  (e) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

                  (f) termination by either the Fund, the Adviser or the Underwriter by written notice to the Company, if either one or more of the Fund, the Adviser or the Underwriter, shall determine, in its or their sole judgment exercised in good faith, that the Company and/or their affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Fund, the Adviser or the
                  Underwriter will give the Company sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Fund, the Adviser or the Underwriter shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

                  (g) termination by the Company by written notice to the Fund, the Adviser and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Company will give the Fund, the Adviser and the Underwriter sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Fund, the Adviser or the Underwriter and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

                  (h) termination by the Fund, the Adviser or the Underwriter by written notice to the Company, if the Company gives the Fund, the Adviser and the Underwriter the written notice specified in Section 1.5 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1(h) shall be effective sixty (60) days after the notice specified in Section 1.5 was given; or

                  (i) termination by any party upon the other party's breach of any representation in Section 2 or any material provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Fund or the Company, as the case may be; or


                  (j) termination by the Fund, Adviser or Underwriter by written notice to the Company in the event an Account or Contract is not registered or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.4.

         10.2. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") unless such further sale of Fund shares is proscribed by law, regulation or applicable regulatory body, or unless the Fund determines that liquidation of the Fund following termination of this Agreement is in the best interests of the Fund and its shareholders. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redemption of investments in the Fund and/or investment in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

         10.3. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Adviser 90 days notice of its intention to do so.


                               ARTICLE XI. Notices

         11.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:

                  Van Kampen Life Investment Trust
                  One Parkview Plaza
                  Oakbrook Terrace, Illinois  60181
                  Attention:  Ronald A. Nyberg

         If to Underwriter:

                  Van Kampen Funds Inc.
                  One Parkview Plaza
                  Oakbrook Terrace, Illinois  60181
                  Attention:  Ronald A. Nyberg




         If to Adviser:

                  Van Kampen Asset Management Inc.
                  One Parkview Plaza
                  Oakbrook Terrace, Illinois  60181
                  Attention:  Ronald A. Nyberg

         If to the Company:

                  Allianz Life Insurance Company of North America
                  1750 Hennepin Avenue
                  Minneapolis, Minnesota  55403
                  Attention:  Tom Clifford

                        ARTICLE XII. Foreign Tax Credits

         12.1. The Fund and Adviser agree to consult in advance with the Company concerning whether any series of the Fund qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.


                           ARTICLE XIII. Miscellaneous

         13.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. Each of the Company, Adviser and Underwriter acknowledges and agrees that, as provided by
Article 8, Section 8.1, of the Fund's Agreement and Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Fund and its Portfolios shall not personally be bound by or liable for matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. A Certificate of Trust referring to the Fund's Agreement and Declaration of Trust is on file with the Secretary of State of Delaware.

         13.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

         13.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         13.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         13.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         13.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         13.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

         13.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

         13.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

                                    (a) the Company's annual statement (prepared
                           under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

                                    (b)  the  Company's   June  30th   quarterly
                           statements (statutory), as soon as practical and in any event within 45 days following such period;

                                    (c)   any   financial    statement,    proxy
                           statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

                                    (d)  any  registration   statement  (without
                           exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

                                    (e) any other public report submitted to the
                           Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.






         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.


ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA on behalf of itself and each of its Accounts named in Schedule A hereto, as amended from time to time


By:  /s/ Michael T. Westermeyer
________________________________________________
Vice President Corporate Legal Officer & Secretary


VAN KAMPEN LIFE INVESTMENT TRUST


By:   /s/ Dennis J McDonell
_______________________________________________
      Dennis J. McDonnell
      Executive Vice President


VAN KAMPEN FUNDS INC.


By:  /s/ Patrick Woelfel
________________________________________________
      Patrick Woelfel
      Senior Vice President


VAN KAMPEN ASSET MANAGEMENT INC.


By:  /s/ Dennis J McDonnell
________________________________________________
      Dennis J. McDonnell
      President





                                   SCHEDULE A

                         SEPARATE ACCOUNTS AND CONTRACTS


Name of Separate Account and               Form Numbers and Names of Contracts
Date Established by Board of Directors     Funded by Separate Account

Variable Account B                         US Allianz Alterity
Established: May 31, 1985                  Form No. L30800





                                   SCHEDULE B

                 PARTICIPATING LIFE INVESTMENT TRUST PORTFOLIOS



                              Enterprise Portfolio
                           Growth and Income Portfolio




                                   SCHEDULE C

                             PROXY VOTING PROCEDURES


The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run," or other activity, which will generate the names, address and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

         Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

         a.       name (legal name as found on account registration)
         b.       address
         c.       fund or account number
         d.       coding to state number of units (or equivalent shares)
         e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)


5. During this time, the Fund will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

         a.       Voting Instruction Card(s)
         b.       One proxy notice and statement (one document)
         c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
         d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
         e. cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund.

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

7. Package mailed by the Company.
         * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

         Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

         Note: For example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g., mutilated, illegible) of the procedure are "hand verified," (i.e., examined as to why they did not complete the system). Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units (or equivalent shares) which is then converted to shares. (It is very important that the fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.


13. Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 A.M. Houston time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16. All approvals and "signing-off" may be done orally, but must always be followed up in writing.